                                                                     Exhibit 3.4

                         CERTIFICATE OF MERGER

                                  OF

                             HBDC II, INC.
                        a Delaware corporation

                             WITH AND INTO

                  HEALTH BENEFITS DIRECT CORPORATION
                        a Delaware corporation

              (Pursuant to Title 8, Section 251(c) of the
                   Delaware General Corporation Law)

               The  undersigned  corporation,  organized  and existing
     under and by virtue of the General  Corporation  Law of the State of Delaware, does hereby certify:

          FIRST:  HBDC II, Inc. is being  merged into Health  Benefits
     Direct  Corporation and the name of the surviving  corporation is
     HBDC II, Inc.

          SECOND:   That  an   agreement   of   merger   and  plan  of
     reorganization (the "Merger Agreement"), whereby HBDC II, Inc. is merged with and into Health Benefits Direct Corporation, has been approved, adopted,  certified,  executed and acknowledged by each
     of  the   constituent   corporations   in  accordance   with  the
     requirements   of  Title  8,   Section   251(c)  of  the  General
     Corporation Law of the State of Delaware.

          THIRD:  That the  Certificate  of  Incorporation  of  Health
     Benefits   Direct   Corporation   shall  be  the  Certificate  of
     Incorporation of the surviving corporation.

          FOURTH: That the merger is to become effective upon filing.

          FIFTH:  That the executed Merger Agreement is on file at the principal place of business of the surviving  corporation located at c/o Olshan  Grundman  Frome  Rosenzweig & Wolosky LLC. 65 East
     55(degree)' Street, New York, New York 10022.

          SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                       [SIGNATURE PAGE FOLLOWS]

          IN  WITNESS  WHEREOF,  the  undersigned  has  executed  this certificate as of the 23r(degree) day of November, 2005.

                                    HEALTH BENEFITS DIRECT
                                    CORPORATION

                                    By:   /s/ Scott Frohman
                                        ---------------------------------
                                    Name: Scott Frohman
                                    Title: Chief Executive Officer

                                    HBDC II, INC.

                                    By /s/ Robert Ferguson
                                       ----------------------------------
                                    Name: Robert Ferguson
                                    Title: President